                                                                  Exhibit (a)(9)
--------------------------------------------------------------------------------

                                                                    NEWS RELEASE

For Immediate Release                  CONTACT: Naresh C. Kapahi, CFO, Ext. 4570
                                                                  (408) 745-6200

                  Digital Link Announces Third Quarter Results
--------------------------------------------------------------------------------

SUNNYVALE, California, October 11, 1999--Digital Link Corporation (Nasdaq:DLNK) today announced financial results for its third quarter ended September 30, 1999.

For the third quarter 1999, net sales increased 24% to $16,400,000, compared to net sales of $13,271,000 for the same period of the prior year. Year-to-date, net sales for the first nine months of 1999 were $47,254,000 compared to $40,587,000 for the same period of the prior year, an increase of 16%.

Net income for the third quarter of 1999 was $1,838,000 or $0.22 per share, diluted, compared to a net loss of $4,273,000 or $0.74 per share for the third quarter of 1998. Net income for the first nine months of 1999 was $3,655,000 as compared to a net loss of $6,910,000 for the same period of the prior year.

The results above include a reversal of the restructuring charge in the pre-tax amount of $424,000 for the three and nine month periods ended September 30, 1999. Also, the 1998 earnings reported above include a pre-tax restructuring charge of $2,506,000 for the three and nine month periods ended September 30, 1998 and a pre-tax purchased research and development charge of $2,299,000 for the nine month period ended September 30, 1998.

Excluding the effect of these special charges and reversals, earnings per share, diluted, for the third quarter of 1999 were $0.18, compared to a loss of $0.30 per share for the third quarter of 1998 and earnings per share, diluted, for the first nine months of 1999 were $0.40 compared to a loss of $0.31 per share for the first nine months of 1998.

"We have made progress over the last nine months, and continued progress will depend in part on the acceptance by the market of our new products and in the short-term our profitability will be dependent on the level of revenues and the relative mix of broadband and narrowband products," said Vinita Gupta, chief executive officer and chairperson of the board of Digital Link.

This release contains forward-looking statements, including statements related to the Company's progress, the introduction of new products, and their impact on the Company's revenue and profit growth. These statements are subject to risks and uncertainties that may cause actual future events and results to differ materially, including, but not limited to, the impact of competitive products and pricing, and the loss of, or difference in actual from anticipated levels of purchases from, the Company's major customers. Readers are referred to documents filed by Digital Link with the Securities and Exchange Commission, specifically the most recent reports on Form 10-K and Form 10-Q, which further discuss these and other important risk factors.

ABOUT DIGITAL LINK

Digital Link Corporation is a leading provider of high-performance, cost-effective, digital network access products for both narrowband and broadband applications. The company offers access solutions that increase the level of intelligence at the demarcation point where LANs and WANs meet. These products are used by Internet service providers and carriers as infrastructure equipment, and by enterprises for connectivity to WAN services. Digital Link is headquartered in Sunnyvale, California, and offers its products worldwide. Additional information is available at Digital Link's website: http://www.dl.com.

                            DIGITAL LINK CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1999           1998
                                                                                      -------------  ------------
                                                                                       (UNAUDITED)
                                                     ASSETS

Current Assets:
  Cash and short-term marketable securities.........................................    $  10,147         16,034
  Accounts receivable...............................................................        6,343          4,767
  Inventories.......................................................................        3,099          4,306
  Prepaids and other current assets.................................................        1,045            998
  Income taxes receivable...........................................................            0          2,501
  Deferred income taxes.............................................................        3,069          3,069
                                                                                      -------------  ------------
    Total current assets............................................................       23,703         31,675

  Long-term marketable securities...................................................       28,210         18,696
  Property and equipment, net.......................................................        2,173          2,582
  Deferred income taxes.............................................................        1,560          1,560
  Other assets......................................................................           50            393
                                                                                      -------------  ------------
    Total assets....................................................................    $  55,696     $   54,906
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..................................................................    $   2,781     $    2,365
  Accrued payroll expense...........................................................        2,611          2,168
  Other accrued liabilities.........................................................        4,890          4,764
  Income taxes payable..............................................................          288            243
                                                                                      -------------  ------------
    Total current liabilities.......................................................       10,570          9,540

Shareholders' equity................................................................       45,126         45,366
                                                                                      -------------  ------------
    Total liabilities and shareholders' equity......................................    $  55,696     $   54,906
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                            DIGITAL LINK CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           QUARTER ENDED          YEAR-TO-DATE
                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1999       1998       1999       1998
                                                                        ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)           (UNAUDITED)
Net sales.............................................................  $  16,400  $  13,271  $  47,254  $  40,587

Cost of sales.........................................................      7,057     10,168     21,400     24,203
                                                                        ---------  ---------  ---------  ---------
  Gross profit........................................................      9,343      3,103     25,854     16,384
                                                                        ---------  ---------  ---------  ---------
Expenses:
  Research & development..............................................      2,978      3,856      8,163     10,245
  Selling, general & administrative...................................      4,802      4,413     14,646     14,401
  Purchased research & development....................................          0          0          0      2,299
  Restructuring charges...............................................      *(424)     2,506      *(424)     2,506
                                                                        ---------  ---------  ---------  ---------
    Total operating expenses..........................................      7,356     10,775     22,385     29,451
                                                                        ---------  ---------  ---------  ---------
    Operating income (loss)...........................................      1,987     (7,672)     3,469    (13,067)

Interest income.......................................................        464        551      1,404      1,619
                                                                        ---------  ---------  ---------  ---------
  Income (loss) before provision for income taxes.....................      2,451     (7,121)     4,873    (11,448)

Provision (benefit) for income taxes..................................        613     (2,848)     1,218     (4,538)
                                                                        ---------  ---------  ---------  ---------
  Net income (loss)...................................................  $   1,838  $  (4,273) $   3,655  $  (6,910)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Net income (loss) per share, basic..................................  $    0.23  $   (0.47) $    0.45  $   (0.74)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Shares used in computing per share amounts, basic...................      8,013      9,129      8,122      9,311
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Net income (loss) per share, diluted................................  $    0.22  $   (0.47) $    0.44  $   (0.74)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Shares used in computing per share amounts, diluted.................      8,243      9,129      8,254      9,311
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

------------------------

*   Adjustment due to reversal of restructuring charges.

                            DIGITAL LINK CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
     EXCLUDING RESTRUCTURING CHARGES AND PURCHASED RESEARCH AND DEVELOPMENT
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           QUARTER ENDED          YEAR-TO-DATE
                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1999       1998       1999       1998
                                                                        ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)           (UNAUDITED)
Net sales.............................................................  $  16,400  $  13,271  $  47,254  $  40,587

Cost of sales.........................................................      7,057     10,168     21,400     24,203
                                                                        ---------  ---------  ---------  ---------
  Gross profit........................................................      9,343      3,103     25,854     16,384
                                                                        ---------  ---------  ---------  ---------
Expenses:
  Research & development..............................................      2,978      3,856      8,163     10,245
  Selling, general & administrative...................................      4,802      4,413     14,646     14,401
                                                                        ---------  ---------  ---------  ---------
    Total operating expenses..........................................      7,780      8,269     22,809     26,946
                                                                        ---------  ---------  ---------  ---------
    Operating income (loss)...........................................      1,563     (5,166)     3,045     (8,262)

Interest income.......................................................        464        551      1,404      1,619
                                                                        ---------  ---------  ---------  ---------
  Income (loss) before provision for income taxes.....................      1,099     (4,615)     4,449     (6,643)

Provision (benefit) for income taxes..................................        498     (1,846)     1,112     (2,634)
                                                                        ---------  ---------  ---------  ---------
  Net income (loss)...................................................  $   1,520  $  (2,769) $   3,337  $  (4,009)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Net income (loss) per share, basic..................................  $    0.19  $   (0.30) $    0.41  $   (0.31)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Shares used in computing per share amounts, basic...................      8,013      9,129      8,122      9,311
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Net income (loss) per share, diluted................................  $    0.18  $   (0.30) $    0.40  $   (0.31)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Shares used in computing per share amounts, diluted.................      8,243      9,129      8,254      9,311
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------